                                                                   Exhibit 11.2
                                     PSINet Inc.
                                   and Subsidiaries

                    Calculation of Loss per Share  (Unaudited) (1)


                                                                                     Six Months Ended
                                                                                       June 30, 1997
                                                                                     ----------------
Weighted average shares outstanding:
Common stock:
      Shares outstanding at beginning of period.....................................       40,113,234
      Weighted average shares issued during the six months ended June 30, 1997
      (282,539 shares)..............................................................          78,508
                                                                                          ------------

                                                                                          40,191,742
                                                                                          ------------
                                                                                          ------------

Net loss ...........................................................................    $ (20,592,000)
                                                                                        --------------
                                                                                        --------------
Loss per share (unaudited)..........................................................    $       (0.51)
                                                                                        --------------
                                                                                        --------------

(1) For a discussion of loss per share, see Note 2 of the Notes to the Consolidated Financial Statements.